Exhibit 99.1

AMENDMENT

to

EMPLOYMENT AGREEMENT

This AMENDMENT TO EMPLOYMENT AGREEMENT, dated as of January 26, 2006, modifies the terms and conditions of the EMPLOYMENT AGREEMENT between I-many, Inc. (the “Company”) and Kevin M. Harris (“Executive”), dated as of June 16, 2003 (the “Agreement”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Agreement. Any term or condition of the Agreement in conflict with the terms or conditions of this Amendment shall be deemed to be specifically and expressly superseded by the provisions hereof.

1.	Exhibit A. of the Agreement is hereby amended to state that Executive’s annual Base Salary, effective January 2, 2006, shall be $190,000.

2.	Section 4.2(a)(ii) of the Agreement is hereby deleted and replaced with the following:

(ii) Severance. The Company shall pay Executive severance equal to twelve (12) months of Executive’s annualized base salary in effect as of the date of termination, less applicable deductions and withholdings, either payable in accordance with the Company’s usual payroll practices or in a lump sum paid within (30) days of the last day of employment with the Company. Such severance is not to be paid merely upon expiration of this Agreement.

3.	Notwithstanding any existing terms of the Agreement, the Company shall have no obligation to make the severance payments or provide the severance benefits set forth in Section 4.2(a)(ii) and 4.2.(a)(iv) of the Agreement unless and until Executive executes and delivers to the Company a release of claims in favor of the Company in substantially the form attached hereto as Exhibit 1.

4.	All other terms of the Agreement shall remain unmodified by this Amendment.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in duplicate originals.

I-MANY, INC.		EXECUTIVE

By:	/s/ YORGEN H. EDHOLM	/s/ KEVIN M. HARRIS
	Yorgen H. Edholm	Kevin M. Harris
Chief Executive Officer

I-MANY, INC.

By:	/s/ STEVEN L. FINGERHOOD
Steven L. Fingerhood
Chairman, Compensation Committee